EXHIBIT 16.1


                               POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED MDT SERIES and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of Federated Large Cap Growth Fund, a portfolio of Federated Equity Funds, into Federated MDT Large Cap Growth Fund, a portfolio of Federated MDT Series, and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                           TITLE                                  DATE



/S/ John F. Donahue
John F. Donahue                      Trustee                       April 3, 2007



/S/ J. Christopher Donahue
J. Christopher Donahue               President and Trustee
                                     (Principal Executive Officer) April 3, 2007



/S/ Richard A. Novak
Richard A. Novak                     Treasurer
                                     (Principal Financial Officer) April 3, 2007



/S/ Thomas G. Bigley
Thomas G. Bigley                     Trustee                       April 3, 2007



/S/ John T. Conroy, Jr.
John T. Conroy, Jr.                  Trustee                       April 3, 2007



/S/ Nicholas P. Constantakis
Nicholas P. Constantakis             Trustee                       April 3, 2007



/S/ John F. Cunningham
John F. Cunningham                   Trustee                       April 3, 2007


Federated MDT Series - Power of Attorney for Merger of Federated Large Cap Growth Fund into Federated MDT Large Cap Growth Fund
Page 2




/S/ Lawrence D. Ellis, M.D.
Lawrence D. Ellis, M.D.              Trustee                       April 3, 2007



/S/ Peter E. Madden
Peter E. Madden                      Trustee                       April 3, 2007



/S/ Charles F. Mansfield, Jr.
Charles F. Mansfield, Jr.            Trustee                       April 3, 2007



/S/ John E. Murray, Jr.
John E. Murray, Jr.                  Trustee                       April 3, 2007



/S/ Marjorie P. Smuts
Marjorie P. Smuts                    Trustee                       April 3, 2007



/S/ John S. Walsh
John S. Walsh                        Trustee                       April 3, 2007



/S/ James F. Will
James F. Will                        Trustee                       April 3, 2007



/S/ Thomas M. O'Neill
Thomas M. O'Neill                    Trustee                       April 3, 2007